Exhibit 99.4

ATLANTIC LIBERTY FINANCIAL CORP.

CONFIDENTIAL VOTING INSTRUCTIONS

SOLICITED BY THE ESOP COMMITTEE

OF ATLANTIC LIBERTY FINANCIAL CORP.

FOR THE ATLANTIC LIBERTY SAVINGS, F.A. EMPLOYEE STOCK OWNERSHIP PLAN

The undersigned participant, former participant or beneficiary of a deceased former participant in the Atlantic Liberty Savings, F.A. Employee Stock Ownership Plan (“ESOP”), hereby provides the voting instructions specified to the trustee of the ESOP (the “Trustee”), which instructions shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock of Atlantic Liberty Financial Corp. that are held by the Trustee, in its capacity as Trustee of the ESOP, as of May 9, 2006 at the Special Meeting of Stockholders of Atlantic Liberty Financial Corp. to be held on ________, 2006 and at any adjournment or postponement thereof.

As to the proposals listed on the reverse side, which are more particularly described in the Proxy Statement/Prospectus dated ______, 2006, the Trustee will vote the common stock of Atlantic Liberty Financial Corp. held by the ESOP Trust to reflect the voting instructions on this Confidential Voting Instructions card, in the manner described in the accompanying letter from the ESOP Committee dated _______, 2006.

(Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope).

The Board of Directors of Atlantic Liberty Financial Corp. recommends a vote “FOR” the Proposals in Items 1 and 2. If this Confidential Voting Instructions card is signed but no direction is given, this voting instructions card will be deemed to instruct votes “FOR” the Proposals in Items 1 and 2. The directions, if any, given in this Confidential Voting Instructions Card will be kept confidential from all directors, officers and employees of Atlantic Liberty Financial Corp. or of Atlantic Liberty Savings, F.A.

Please mark your instructions like this            ☒

1.	The proposal to approve the Agreement and Plan of Merger, by and between Flushing Financial Corporation and Atlantic Liberty Financial Corp. (the “Company”), dated as of December 20, 2005 (a copy of which is attached as Appendix A to the proxy statement/prospectus for this meeting), and all of the matters contemplated in the agreement, pursuant to which the Company will merge with and into Flushing Financial Corporation, with Flushing Financial Corporation being the surviving corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	The proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustee.

All proposals listed above in this Confidential Voting Instructions card were proposed by Atlantic Liberty Financial Corp.

The undersigned hereby instructs the Trustee to vote in accordance with the voting instructions indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instructions card, of a Voting Instructions Letter, a Notice of the Special Meeting of Stockholders of Atlantic Liberty Financial Corp., and a Proxy Statement/Prospectus dated ________, 2006 for the Special Meeting to be held ______, 2006.

Please sign and date below and return promptly in the enclosed postage-paid envelope. Your Confidential Voting Instructions card must be received no later than _________, 2006.

Date __________________________________________

Signature ______________________________________

Signature of participant, former participant or designated beneficiary of deceased former participant. Please sign name exactly as it appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

ATLANTIC LIBERTY FINANCIAL CORP.

CONFIDENTIAL VOTING INSTRUCTIONS

SOLICITED BY THE 401(k) COMMITTEE

OF ATLANTIC LIBERTY FINANCIAL CORP.

FOR THE ATLANTIC LIBERTY SAVINGS, F.A. 401(k) SAVINGS PLAN

The undersigned participant, former participant or beneficiary of a deceased former participant in the Atlantic Liberty Savings, F.A. 401(k) Savings Plan (“401(k) Plan”), hereby provides the voting instructions specified to the trustee of the 401(k) Plan (the “Trustee”), which instructions shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock of Atlantic Liberty Financial Corp. that are held by the Trustee, in its capacity as Trustee of the 401(k) Plan, as of May 9, 2006 at the Special Meeting of Stockholders of Atlantic Liberty Financial Corp. to be held on ________, 2006 and at any adjournment or postponement thereof.

As to the proposals listed on the reverse side, which are more particularly described in the Proxy Statement/Prospectus dated _______, 2006, the Trustee will vote the common stock of Atlantic Liberty Financial Corp. held by the 401(k) Plan Trust to reflect the voting instructions on this Confidential Voting Instructions card, in the manner described in the accompanying letter from the 401(k) Committee dated ______, 2006.

(Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope).

The Board of Directors of Atlantic Liberty Financial Corp. recommends a vote “FOR” the Proposals in Items 1 and 2. The directions, if any, given in this Confidential Voting Instructions card will be kept confidential from all directors, officers and employees of Atlantic Liberty Financial Corp. or of Atlantic Liberty Savings, F.A.

Please mark your instructions like this            ☒

1.	The proposal to approve the Agreement and Plan of Merger, by and between Flushing Financial Corporation and Atlantic Liberty Financial Corp. (the “Company”), dated as of December 20, 2005 (a copy of which is attached as Appendix A to the proxy statement/prospectus for this Special Meeting), and all of the matters contemplated in the agreement, pursuant to which the Company will merge with and into Flushing Financial Corporation, with Flushing Financial Corporation being the surviving corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	The proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustee.

All proposals listed above in this Confidential Voting Instructions card were proposed by Atlantic Liberty Financial Corp.

The undersigned hereby instructs the Trustee to vote in accordance with the voting instructions indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instructions card, of a Voting Instructions Letter, a Notice of the Special Meeting of Stockholders of Atlantic Liberty Financial Corp., and a Proxy Statement/Prospectus dated _______, 2006 for the Special Meeting to be held ______, 2006.

Please sign and date below and return promptly in the enclosed postage-paid envelope. Your Confidential Voting Instructions card must be received no later than __________, 2006.

Date __________________________________________

Signature ______________________________________

Signature of participant, former participant or designated beneficiary of deceased former participant. Please sign name exactly as it appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

___________, 2006

To:	All 401(k) Savings Plan (“401(k) Plan”) Participants

From:	The 401(k) Committee of Atlantic Liberty Savings, F.A. (the “Bank”)

Re:	Election of Cash or Stock as Merger Consideration

Dear Participants:

As you know, the Atlantic Liberty Savings, F.A. 401(k) Plan includes an investment alternative to purchase the stock of the Bank’s parent company, Atlantic Liberty Financial Corp. (the “Company”), using funds from your 401(k) Plan Account (the “Employer Stock Fund”). RSGroup Trust Company as trustee (“401(k) Plan Trustee”) holds Company Common Stock in the Employer Stock Fund for the benefit of participants who have chosen this investment.

Because a portion of your 401(k) Plan Account is invested in the Employer Stock Fund, we have enclosed the following documents for your review in connection with the Special Meeting of Stockholders of the Company to be held on ________, 2006:

1.	Confidential Instructions card for the 401(k) Plan; and

2.	Proxy Statement/Prospectus dated May 9, 2006, including a Notice of the Special Meeting of Stockholders.

Merger Consideration

As a participant in the 401(k) Plan with an investment in the Employer Stock Fund, you have the right to direct the 401(k) Plan Trustee to request cash or stock with respect to shares of Company Common Stock held in your 401(k) Plan Account as of ________, 2006. In connection with the proposed merger (the “Merger”) of the Company with and into Flushing Financial Corporation (“FFC”), each 401(k) Plan participant with trust fund units in the Employer Stock Fund has the right to elect cash or shares of FFC Common Stock, or a combination thereof, in exchange for his or her Employer Stock Fund units by filing a direction with the 401(k) Plan Trustee. You should note that there are limitations on the amount of cash and shares that may be exchanged in the Merger. Please see page __ of the Proxy Statement/Prospectus. This means that the 401(k) Plan Trustee may not be able to acquire the form of merger consideration you direct but will use its reasonable efforts to do so consistent with its fiduciary duties as trustee.

Dissenters’ Rights

You also have the right to exercise dissenters’ rights appurtenant to shares relating to your interest in the Employer Stock Fund. You can read about dissenters’ rights at page __ of the enclosed Proxy Statement/Prospectus. In order to exercise dissenters’ rights, you must direct the 401(k) Plan Trustee to vote “No” on the Merger and direct the 401(k) Plan Trustee, in writing received by it by _______, 2006, to exercise dissenters’ rights.

Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Instructions card or cards to signify your direction to the 401(k) Plan Trustee. You should then seal the completed card or cards in the enclosed envelope and return it directly to the 401(k) Plan Trustee using the postage-paid return envelope provided. The Confidential Instructions card must be received by the 401(k) Plan Trustee no later than _____, 2006.

Please note that the instructions of individual participants are to be kept confidential by the 401(k) Plan Trustee, who has been instructed not to disclose them to anyone at the Bank or the Company. If you have any questions regarding your rights or the terms of the 401(k) Plan, please call ___________ at _________.

Very truly yours,

The 401(k) Committee of Atlantic Liberty Savings, F.A.

Enclosures

___________, 2006

To:	All Employee Stock Ownership Plan Participants

Re:	Election of Cash or Stock as Merger Consideration

Dear Participants:

As you know, Atlantic Liberty Savings, F.A. (the “Bank”) maintains the Atlantic Liberty Savings, F.A. Employee Stock Ownership Plan (“ESOP”) for employees of the Bank. The ESOP holds shares of Atlantic Liberty Financial Corp. (“the Company”) for the benefit of ESOP participants. The shares in the ESOP are held by RSGroup Trust Company as trustee (“ESOP Trustee”) of the ESOP. Shares purchased by the ESOP are being held by the ESOP Trustee to be allocated to ESOP participants’ Accounts over a period of years.

Because your ESOP Account is invested in shares of the Company, we have enclosed the following documents for your review in connection with the Special Meeting of Stockholders of the Company to be held on ________, 2006:

1.	Confidential Instructions card for the ESOP; and

2.	Proxy Statement/Prospectus dated ______, 2006, including a Notice of the Special Meeting of Stockholders.

Merger Consideration

As a participant in the ESOP, you have the right to direct the Trustee to request cash or stock with respect to shares held in your ESOP Account as of May 9, 2006. In connection with the merger (the “Merger”) of the Company with and into Flushing Financial Corporation (“FFC”), each ESOP participant has the right to elect cash or shares of FFC Common Stock, or a combination thereof, in exchange for his or her shares of Company Common Stock held in the participant’s ESOP Account by filing a direction with the ESOP Trustee. Under the ESOP, the ESOP Trustee will, to the extent consistent with its fiduciary duties, elect the form of merger consideration for allocated shares as to which it does not receive timely instructions in the same proportions as the directions received from participants as to allocated shares. The ESOP Trustee will, to the extent consistent with its fiduciary duties, elect the form of merger consideration for unallocated shares based on the direction of the Company. You should note that there are limitations on the amount of cash and shares that may be exchanged in the Merger. Please see page __ of the Proxy Statement/Prospectus. This means that the ESOP Trustee may not be able to acquire the form of merger consideration you direct but will use its reasonable efforts to do so consistent with its fiduciary duties.

* * * * *

Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Instructions card or cards to signify your direction to the ESOP Trustee. You should then seal the completed card or cards in the enclosed envelope and return it directly to the ESOP Trustee using the postage-paid return envelope provided. The Confidential Instructions card must be received by the ESOP Trustee no later than _____, 2006.

Please note that the instructions of individual participants are to be kept confidential by the ESOP Trustee, who has been instructed not to disclose them to anyone at the Bank or the Company. If you have any questions regarding your rights or the terms of the ESOP, please call ___________ at _________.

Very truly yours,

The ESOP Committee of Atlantic Liberty Savings, F.A.

Enclosures

___________, 2006

To:	All 401(k) Savings Plan (“401(k) Plan”) Participants

From:	The 401(k) Committee of Atlantic Liberty Savings, F.A. (the “Bank”)

Re:	Special Meeting of Stockholders to Be Held on , 2006

Dear Participants:

As you know, the Atlantic Liberty Savings, F.A. 401(k) Plan includes an investment alternative to purchase the stock of the Bank’s parent company, Atlantic Liberty Financial Corp. (the “Company”), using funds from your 401(k) Plan Account (the “Employer Stock Fund”). RSGroup Trust Company as trustee (“401(k) Plan Trustee”) holds Company Common Stock in the Employer Stock Fund for the benefit of participants who have chosen this investment.

Because a portion of your 401(k) Plan Account is invested in the Employer Stock Fund, we have enclosed the following documents for your review in connection with the Special Meeting of Stockholders of the Company to be held on _______, 2006:

1.	Confidential Voting Instructions card for the 401(k) Plan; and

2.	Proxy Statement/Prospectus dated ______, 2006, including a Notice of the Special Meeting of Stockholders.

You have the right to direct the 401(k) Plan Trustee how to vote the shares held by the 401(k) Plan as of May 9, 2006, the record date for the Special Meeting (“Record Date”), on the proposals to be voted on by the Company’s stockholders. Under the 401(k) Plan, each participant with trust fund units in the Employer Stock Fund has the right to participate in the exercise of voting rights of shares held in the 401(k) Plan by filing a direction with the 401(k) Plan Trustee. The 401(k) Plan provides that the 401(k) Plan Trustee will cast a number of affirmative votes equal to the product of (i) the total number of shares held in the Employer Stock Fund as of the Record Date and (ii) a fraction, the numerator of which is the aggregate value of the units in the fund of all participants directing that an affirmative vote be cast, and the denominator of which is the aggregate value of the units in the Employer Stock Fund of all participants directing that an affirmative or negative vote be cast. The 401(k) Plan provides that the 401(k) Plan

Trustee will cast a number of negative votes equal to the product of (i) the total number of shares held in the Employer Stock Fund and (ii) a fraction, the numerator of which is the aggregate value of the units in the Employer Stock Fund as of the Record Date of all participants directing that a negative vote be cast, and the denominator of which is the aggregate value of the units in the Employer Stock Fund of all participants directing that an affirmative or negative vote be cast.

* * * * *

Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Voting Instructions card or cards to signify your direction to the 401(k) Plan Trustee. You should then seal the completed card or cards in the enclosed envelope and return it directly to the 401(k) Plan Trustee using the postage-paid return envelope provided. The Confidential Voting Instructions card must be received by the 401(k) Plan Trustee no later than _____, 2006.

Please note that the voting instructions of individual participants are to be kept confidential by the 401(k) Plan Trustee, who has been instructed not to disclose them to anyone at the Bank or the Company. If you have any questions regarding your voting rights or the terms of the 401(k) Plan, please call ___________ at _________.

Very truly yours,

The 401(k) Committee of Atlantic Liberty Savings, F.A.

Enclosures

__________, 2006

To:	All Employee Stock Ownership Plan Participants

Re:	Special Meeting of Stockholders to Be Held on ________, 2006

Dear Participants:

As you know, Atlantic Liberty Savings, F.A. (the “Bank”) maintains the Atlantic Liberty Savings, F.A. Employee Stock Ownership Plan (“ESOP”) for employees of the Bank. The ESOP holds shares of Atlantic Liberty Financial Corp. (“the Company”) for the benefit of ESOP participants. The shares in the ESOP are held by RSGroup Trust Company as trustee (“ESOP Trustee”) of the ESOP. Shares purchased by the ESOP are being held by the ESOP Trustee to be allocated to ESOP participants’ Accounts over a period of years. The ESOP allows its participants (including former participants and beneficiaries) to have certain voting rights at the Company’s stockholder meetings.

In connection with the Special Meeting of Stockholders of the Company to be held on ________, 2006, enclosed are the following documents:

1.	Confidential Voting Instructions card for the ESOP (white card); and

2.	Proxy Statement/Prospectus dated ________, 2006, including a Notice of the Special Meeting of Stockholders.

As a participant in the ESOP, you have the right to direct the ESOP Trustee how to vote the shares allocated to your ESOP Stock Fund Account as of May 9, 2006, the record date for the Special Meeting (“Record Date”), on the proposals to be voted on by the Company’s stockholders. You have the right to direct the Trustee how to vote the shares allocated to your Stock Fund Account, and the Trustee is required to follow your directions except in limited circumstances. You, and not the Trustee, will be responsible for the consequences of the voting directions that you give.

Your rights as a participant in the ESOP will vary depending on whether the matter being voted on is an “Anticipated Proposal” or an “Unanticipated Proposal.”

Anticipated Proposals.

Each ESOP participant has the right to specify how the ESOP Trustee should vote the shares allocated to his or her ESOP Account as of the Record Date. In general, the ESOP Trustee will vote the shares allocated to your ESOP Account by casting votes FOR or AGAINST or to ABSTAIN as to each proposal as you specify on the Confidential Voting Instructions card accompanying this letter. The number of shares allocated to your ESOP Account is shown on the enclosed Confidential Voting Instructions card.

The ESOP Trustee’s fiduciary duties require it to vote any allocated shares for which it receives no voting instructions, as well as any shares not yet allocated to ESOP participants’ Accounts, in a manner determined to be prudent and solely in the interest of the participants. If you do not direct the ESOP Trustee how to vote the shares allocated to your Stock Fund Account, the ESOP Trustee will, to the extent consistent with its fiduciary duties, vote the shares either FOR or AGAINST each proposal in a manner calculated to most accurately reflect the instructions received from other members in the ESOP. The ESOP Trustee will vote allocated shares for which no instructions were received in the same proportion as it votes the allocated shares for which it received timely voting instructions either FOR and AGAINST each proposal. The ESOP Trustee will not take into consideration those instructions received that are marked ABSTAIN in determining how to vote these shares. The ESOP Trustee will, consistent with its fiduciary duties, vote the unallocated shares based on the direction of the Company.

Unanticipated Proposals.

It is possible, although very unlikely, that proposals other than those specified on the Confidential Voting Instructions card will be presented for stockholder action at the Special Meeting of Stockholders. If this should happen, the ESOP Trustee will vote upon such matters in its discretion, or cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by it, subject to its fiduciary duty to vote solely in the interests of ESOP participants.

* * * * *

Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Voting Instructions card or cards to signify your direction to the ESOP Trustee. You should then seal the completed card or cards in the enclosed envelope and return it directly to the ESOP Trustee using the postage-paid return envelope provided. The Confidential Voting Instructions card or cards must be received by the ESOP Trustee no later than _______, 2006.

Please note that the voting instructions of individual participants are to be kept confidential by the ESOP Trustee, who has been instructed not to disclose them to anyone at the Bank or the Company. If you have any questions regarding your voting rights or the terms of the ESOP, please call ________ at ___________.

Very truly yours,

The ESOP Committee of Atlantic Liberty Savings, F.A.

Enclosures